Exhibit 99.1

For more information contact:
Charles Bearchell Chief Financial Officer Youbet.com, Inc. 818/668-2100	Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212/835-8500orubet@jcir.com

FOR IMMEDIATE RELEASE

YOUBET.COM REPORTS RECORD FOURTH QUARTER RESULTS

- Total Revenue Rises 14% To $16.2 Million; Diluted EPS of $0.02 -

Woodland Hills, CA, February 14, 2005 — Youbet.com, Inc. (NASDAQ: UBET), a leading online wagering company and the largest provider of horse racing content in the United States, today reported net income for the 2004 fourth quarter period of $535,372, or $0.02 per fully diluted share, compared to a loss of $1.2 million, or ($0.04) per fully diluted share, in the 2003 fourth quarter.

Summary Q4 Results

(in thousands, except per share
figures)	For the three months ended December 31,
	2004	2003	% change
Total wagers (handle)	$76,675	$69,888	9.7%

Total revenue (commissions from handle plus other revenue)	$16,223	$14,237	14.0%

Net revenue (revenues from commissions less track and licensing fees)	$5,344	$5,129	4.2%

EBITDA (1)	$649	$368	77.0%

Net income (loss) (2)	$535	$(1,154)

Diluted EPS (2)	$0.02	$(0.04)

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of EBITDA to net income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(2)	In the three months ended December 31, 2004, Youbet.com recorded a one-time charge of approximately $275,000 (net of a $75,000 settlement) for expenses incurred in connection with its efforts to acquire American Wagering, Inc. (AWI) through a reorganization plan. Separately in the three months ended December 2004, the Company received a $1.3 million insurance settlement from its D&O insurance carrier as partial reimbursement for legal fees incurred and payments made to ODS Technologies LP (AKA TVG), during 2004 to settle certain legal proceedings between TVG and the Company. As a result, the excess amount of $150,000 was reflected in net income.

-more-Youbet.com, Inc., 2/14/05 page 2

“The record fourth quarter operating results reflect the benefits of Youbet.com’s infrastructure investments that have enabled the Company to offer its customers a handicapping and wagering platform that is unrivaled,” said Charles F. Champion, Chairman and CEO of Youbet. “For the 2004 full year, we generated record performance in nearly all relevant measures including total handle, net revenue, number of transactions processed, new customers added, concurrent users and funding records such as deposit transactions and dollar amounts on deposit.

“Throughout 2004 we also introduced several new product offerings including X2 Video, our multi-video offering, Race Replay and a new supercharged handicapping tool, Turfday Super Stats. With these products, Youbet.com continued to advance its position as the industry’s leading provider of horse racing content and wagering platform. In addition, we were able to leverage these new products while analyzing customers’ wagering preferences and offering programs that together enabled us to maximize our returns and offset the loss in 2004 of the majority of content from Magna Entertainment’s (Magna) tracks. This 2004 initiative to transition customers to higher yielding tracks as well as the Company’s success in expanding racing content throughout 2004, resulted in a 35% rise in Youbet’s 2004 fourth quarter net revenue on a 25% increase in handle over the prior year period on a ‘same track’ basis. We are pleased that in December we were able to reach an agreement with Magna to once again make all of their horse racing content available in 2005 and believe our customers will benefit by having access to this content.

“In 2005 we continue to focus on two primary goals that we believe will allow us to continue our growth. First, we believe that as the industry’s leading ADW provider with the most racing content currently available, we can continue to achieve year-over-year growth in both total handle and net revenue. To this end, we also will continue to explore domestic consolidation opportunities that could leverage the extensive capacity of our current system.

“Second, we continue to make steady progress on our initiatives to diversify our sources of revenue. To this end, we recently announced our agreement to acquire, in an accretive transaction, International Racing Group (IRG), a privately-held, licensed and regulated pari-mutuel wagering company based in Curacao. IRG accepts only telephone wagers, predominantly from high-volume customers.

“In addition we continue to target domestic and international race tracks where Youbet would provide the ’back-end’ off-track wagering system. We also plan to continue to pursue opportunities in the important Nevada market on a stand-alone basis, through an investment or a strategic partnership.

-more-

Youbet.com, Inc., 2/14/05 page 3

“We expect that throughout 2005 we will make progress on these growth initiatives thereby enhancing long-term shareholder value. Thus far in 2005 we have gotten off to a strong start, generating handle growth of nearly 25% on a year-to-date basis. While we do not formally provide financial guidance, we believe we are on track, based on our expectations for growth from current operations alone, to achieve 2005 EPS of $0.18 per diluted share, which is the current analyst consensus estimate.”

Operating expenses (excluding track and licensing fees) declined approximately 13% to $5.6 million for the quarter ended December 31, 2004 from $6.4 million in the three month period ended December 31, 2003. The year-over-year decline is primarily due to reductions of approximately $0.9 million in amortization costs for the 2004 fourth quarter and a reduction of approximately $0.15 million in research and development expenses. In addition, general and administrative costs for the three-month period ended December 31, 2004 declined approximately 2.2%, to $3.3 million, compared to $3.4 million in the prior year period. Fourth quarter 2004 general and administrative expenses included approximately $0.5 million in aggregate costs related to compliance with Sarbanes-Oxley Section 404 and the charge for the AWI acquisition bid noted above. The year-over-year decline in operating expenses (excluding track and licensing fees) was partially offset by a 62% increase in sales and marketing costs, which rose to $1.0 million from $0.6 million in the 2003 fourth quarter due primarily to higher business development expenses related to the Company’s efforts to diversify its revenue sources.

As of December 31, 2004, Youbet had cash and cash equivalents of $13.3 million and total current assets of $21.5 million. The Company had working capital of $7.1 million, excluding $3.3 million in deferred tax assets.

Youbet.com, Inc. is hosting a conference call and web cast at 5:00 p.m. EST today, Monday, February 14, 2005. The conference call number is 706/679-4652. To access the live call on the Internet, log on to www.youbet.com (select “About Youbet.com”). Following its completion, a replay of the call can be accessed for thirty days on the Internet at the above link.

Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness racing content in the United States as measured by handle data published by the Oregon Racing Commission. Members have the ability to watch and, in most states, the ability to wager on the widest variety of horse racing content available via Youbet.com’s website.

-more-

Youbet.com, Inc., 2/14/05 page 4

Youbet.com members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering and value-added handicapping products.

Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby. Youbet.com operates TotalAccessSM, an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet.com can be found at www.youbet.com.

This press release contains certain forward-looking statements. Statements containing expressions such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” potential,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology used in Youbet’s press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet’s licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

-financial tables follow-

Youbet.com, Inc., 2/14/05 page 5

Youbet.com, Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 2004 and 2003

	2004	2003
ASSETS:

Current assets:
Cash and cash equivalents	$13,287,492	$8,273,926
Current portion of restricted cash	3,197,468	2,924,034
Accounts receivable , net of allowance for doubtful collection of $346,000 and $553,600.	595,108	279,057
Other receivables, net of allowance for doubtful collection of $180,457 in 2004.	254,805	1,132,359
Prepaid expenses	937,324	884,409
Deferred tax asset	3,250,000	-
		-
	21,522,197	13,493,785
Property and equipment, net	3,210,841	2,731,922
Restricted cash, net of current portion	487,750	593,982
Licenses and patents	28,148	1,407,447
Deposits and other	129,684	624,981
	$25,378,620	$18,852,117

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long term debt	$391,208	$-
Trade payables, TVG	3,928,161	3,426,076
Trade payables, track related	2,088,774	2,539,534
Trade payables, other	478,021	439,559
Accrued expenses	797,513	2,281,115
Customer deposits	3,327,132	2,356,004
Deferred revenues	112,156	79,519

	11,122,965	11,121,807
Long term debt, net of current portion	157,895	-
	11,280,860	11,121,807

Stockholders’ equity
Preferred stock, $0.001 par value, authorized	-	-
1,000,000 shares, none outstanding
Common stock, $0.001 par value, authorized 100,000,000 shares,
30,979,768 and 28,377,443 shares issued and outstanding	30,980	28,377
Additional paid-in-capital	103,110,751	101,377,238
Deficit	(87,215,262)	(91,846,596)
Treasury stock (623,683 shares at cost)	(1,828,709)	(1,828,709)

	14,097,760	7,730,310
	$25,378,620	$18,852,117

Disclosures necessary to conform to GAAP have been omitted. Such disclosures will be included in the Company’s Annual Report on Form 10-K when filed.

Youbet.com, Inc., 2/14/05 page 6

Youbet.com, Inc. and Subsidiary
Consolidated Statements of Operations
Three Months Ended December 31,

	2004	2003
Revenues
Commissions	$15,552,223	$13,731,525
Other	670,863	505,366

	16,223,086	14,236,891

Operating expenses
Track fees	6,302,277	5,690,557
Licensing, TVG	3,906,003	2,911,475
Network operations	854,969	890,442
Research and development	239,415	394,125
Sales and marketing	956,887	591,719
General and administrative	3,314,801	3,391,047
Depreciation and amortization	230,265	1,175,365

	15,804,617	15,044,731

Income (loss) from operations	418,469	(807,839)

Other income (expense)
Interest income	56,815	22,097
Interest expense	(9,854)	(368,744)
Other	69,942	—

	116,903	(346,647)

Income (loss) before income taxes	535,372	(1,154,486)
Income tax benefit
Decrease in deferred tax asset valuation allowance, net of
$215,000 applied to eliminate the 2004 tax provision	-	-

Net income (loss)	$535,372	$(1,154,486)

Basic income (loss) per share	$0.02	$(0.04)
Diluted income (loss) per share	$0.02	$(0.04)
Weighted average shares outstanding
Basic	30,700,667	28,376,122
Diluted	33,983,725	28,376,122

Disclosures necessary to conform to GAAP have been omitted. Such disclosures will be included in the Company’s Annual Report on Form 10-K when filed.

Youbet.com, Inc., 2/14/05 page 7

Youbet.com, Inc. and Subsidiary
Consolidated Statements of Operations
Twelve Months Ended December 31,

	2004	2003
Revenues
Commissions	$62,791,496	$52,160,697
Other	2,457,618	1,986,173

	65,249,114	54,146,871

Operating expenses
Track fees	26,199,688	22,805,411
Licensing, TVG	14,424,438	10,839,164
Network operations	3,292,591	3,048,950
Research and development	1,510,969	1,601,339
Sales and marketing	3,535,270	2,287,530
General and administrative	12,763,902	11,421,959
Depreciation and amortization	2,286,408	5,270,521

	64,013,266	57,274,874

Income (loss) from operations	1,235,848	(3,128,004)

Other income (expense)
Interest income	154,446	52,857
Interest expense	(15,373)	(1,005,826)
Other	6,412	78,408

	145,486	(874,561)

Income (loss) before income taxes	1,381,334	(4,002,565)
Income tax benefit
Decrease in deferred tax asset valuation allowance, net of
$965,000 applied to eliminate the 2004 tax provision	(3,250,000)	-

Net income (loss)	$4,631,334	$(4,002,565)

Basic income (loss) per share	$0.15	$(0.15)
Diluted income (loss) per share	$0.14	$(0.15)
Weighted average shares outstanding
Basic	30,082,521	26,259,034
Diluted	34,004,921	26,259,034

Disclosures necessary to conform to GAAP have been omitted. Such disclosures will be included in the Company’s Annual Report on Form 10-K when filed.

Youbet.com, Inc., 2/14/05 page 8

Youbet.com, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Twelve Months Ended December 31,

2004
Operating activities
Net income (loss)	$4,631,334
Adjustments to reconcile net income (loss) to net cash provided in operating activities:
Depreciation and amortization	2,286,408
Non-cash interest expense	—
Stock-based employee compensation	94,586
Increase in operating (assets) and liabilities:
Restricted cash	(424,698)
Receivables	(316,051)
Other receivables	877,554
Prepaid expenses	(52,915)
Income tax benefit from change in valuation allowance	(3,250,000)
Deposits and others	505,229
Trade payables, TVG	502,085
Trade payables, track related	(450,760)
Trade payables, other	38,462
Accrued expenses	(1,067,720)
Customer deposits	971,128
Deferred revenues	32,637

Net cash provided by operating activities	4,377,278

Investing activities
Purchases of property and equipment	(648,381)
Intangibles	(38,081)
Decrease (increase) in restricted cash	257,496
Net cash provided by (used in) investing
activities	(428,966)

Financing activities
Proceeds from exercise of stock options and warrants	1,225,649
Proceeds from notes payable	—
Repayment of long term debt	(160,395)
Net cash provided by financing activities	1,065,254

Net increase in cash and cash equivalents	5,013,566
Cash and cash equivalents at the beginning of the period	8,273,926

Cash and cash equivalents at the end of the period	$13,287,492

Disclosures necessary to conform to GAAP have been omitted. Such disclosures will be included in the Company’s Annual Report on Form 10-K when filed.

Youbet.com, Inc., 2/14/05 page 9

Reconciliation of Net Income to EBITDA

	Quarter Ended December 31,
	2004	2003
Net income (loss)	$535,372	$(1,154,486)
Depreciation and amortization	230,265	1,175,365
Other (income) and expense	(116,903)	346,647
EBITDA (a)	$648,734	$367,526

	Year Ended December 31,
	2004	2003
Net Income (Loss)	$4,631,334	$(4,002,565)
Depreciation and Amortization	2,286,408	5,270,521
Other (income) and expense	(145,486)	874,561
Decrease in deferred tax asset valuation allowance net of $965,000 applied to the current period pre-tax income	(3,250,000)	—

EBITDA (a)	$3,522,256	$2,142,517

(a) EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to measure operating performance, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization, as well as any non-cash gains or charges. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

# # #